                                  $65,000,000


                 ___ % Convertible Subordinated Notes due 2003



                        PIONEER FINANCIAL SERVICES, INC.


                             UNDERWRITING AGREEMENT
                             ----------------------


                                       ___________ __, 1996


BEAR, STEARNS & CO. INC.
EVEREN SECURITIES, INC.
OPPENHEIMER & CO., INC.
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Dear Sirs:

     Pioneer Financial Services, a corporation organized and existing under the laws of Illinois (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Bear, Stearns & Co. Inc., Everen Securities, Inc. and Oppenheimer & Co., Inc. (the "Underwriters") $65,000,000 aggregate principal amount of its ___% Convertible Subordinated Notes due 2003 (the "Initial Notes"), to be issued under an Indenture (the "Indenture") to be dated as of __________ __, 1996, between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), and, for the sole purpose of covering over-allotments in connection with the sale of the Initial Notes, at the option of the Underwriters, up to an additional $9,750,000 aggregate principal amount of its ___% Convertible Subordinated Notes due 2003 (the "Additional Notes"). The Initial Notes and any Additional Notes purchased by the Underwriters are referred to herein as the "Notes." The Notes are convertible into an indeterminate number of shares of Common Stock, $1.00 par value, of the Company (the "Com-mon Stock"); such number of shares deliverable upon conversion from time to time being hereinafter called the "Shares." The Notes and the Shares are more fully described in the Registration Statement referred to below.

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

     (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-3 (No. 333-01119), for the registration of the Notes and the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospec-tus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

     (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date and the Additional Closing Date, if any, (as hereinafter defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When the preliminary prospectus, dated March 12, 1996, was first filed with the Commission and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

     (c) Ernst & Young LLP, who have audited the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

     (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, (i) there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected or specifically described in the Registration Statement and the Prospectus, (iii) neither the Company nor any of its subsidiaries have entered into any transactions, other than those in the ordinary course of business or disclosed in the Registration Statement and Prospectus, which are material to the Company and its subsidiaries taken as a whole, (iv) there has been no dividend or distribution of any kind declared, made or paid by the Company on its capital stock (except for regular quarterly dividends on common stock and preferred stock in each case as described in the Prospectus), and (v) there has not been (A) any change in the capital stock of the Company or any of its subsidiaries (other than the issuance of Common Stock pursuant to the conversion of the $2.125 Preferred Stock or 8% Debentures (each as defined in the Prospectus) or pursuant to the exercise of options granted under the Company's existing employee stock and stock option plans in the ordinary course of business) or (B) any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than the grant of options pursuant to the Company's existing employee stock and stock option plans in the ordinary course of business) or any of its subsidiaries.

     (e) The Company is registered as an insurance holding company in Illinois, Arizona and Pennsylvania and all other states, if any, in which such registration is required. The Company has all requisite power and authority to execute, deliver, and perform this Agreement and the Indenture. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance of this Agreement and the Indenture by the Company. This Agreement and the Indenture have been duly authorized by the Company, and this Agreement has been and the Indenture (as of the Closing Date) will be, duly executed and delivered by the Company, and this Agreement is, and the Indenture will be, a legal, valid, and binding obligation of the Company, and the Indenture will be enforceable as to the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, reorganization, moratorium or other similar laws of general application affecting the rights of creditors generally and by general equitable principles. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state or local insurance regulatory, or other governmental authority or any court or other tribunal is required by the Company or any subsidiary for the execution, delivery, or performance of this Agreement and the Indenture by the Company (except filings under the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") which have been or will be made before the Closing Date and under "blue sky" or state securities laws). No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding, or under the terms of any series of the Company's outstanding preferred stock, to which the Company or any subsidiary is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery, or performance of this Agreement or the Indenture; and the execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Notes as contemplated hereby, the conversion thereof, the issuance of the Shares as contemplated thereby or the consummation of any other of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof, will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to termi-nate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or violate, result in a breach of, or conflict with any law, rule, or regulation, or any order, judgment, or decree binding on the Company or any of its subsidiaries or to which any of their respective operations, businesses, properties, or assets are subject which violation, breach, conflict or entitlement would, individually or in the aggregate, have a material adverse effect upon the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole, or would impair materially the ability of the Company to perform its obligations hereunder or thereunder.

     (f) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any other party, is now, or is reasonably expected by the Company or any of its subsidiaries to be, in violation or breach of, or default (disregarding any grace or notice provision) with respect to any material provision of any contract, agreement, instrument, lease, license, policy, reinsurance treaty, arrangement, or understanding to which the Company or any of its subsidiaries is a party, which violation, breach or default or violations, breaches or defaults, singly or in the aggregate has, or can reasonably be expected in the future to have, a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole; and each such contract, agreement, instrument, lease, license, policy, reinsurance treaty, arrangement, and understanding is in full force and is the legal, valid and binding obligation of the Company or its subsidiaries, as the case may be, and, to the Company's knowledge, the other parties thereto, and is enforceable as to the Company or its subsidiaries, as the case may be, and, to the Company's knowledge, the other parties thereto in accordance with its terms subject, as to enforceability, to applicable bankruptcy, reorganization, moratorium or other similar laws of general application affecting the rights of creditors generally, except where such failure to be in full force or to be a legal, valid and binding obligation or to be enforceable, as the case may be, has not had, or would not reasonably be expected in the future to have, a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole.

     (g) The Company and its subsidiaries have good and marketable title to all real property and material assets disclosed in the Registration Statement and Prospectus as being owned by them, free and clear of all liens, mortgages, claims, security interests or other encumbrances, except such as are disclosed in the Registration Statement and Prospectus and except for liens (i) incurred in the ordinary course of business which do not materially effect the use or value thereof and (ii) in respect of agent commissions and receivables from agents incurred in connection with the sale of agent debit balances; the property held under lease by the Company or its subsidiaries is held by them under valid, subsisting and binding leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries taken as a whole or as do not materially affect the value of such property as used by the Company or are not material in amount and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and its subsidiaries taken as a whole.

     (h) All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive or similar rights to subscribe for or to purchase any such shares of Common Stock. The Company had, at ________ __, 1996, an authorized and outstanding capitalization as set forth in the Prospectus under the column "Actual" under the caption "Capitalization." Except as disclosed in the Registration Statement and Prospectus, the Company is not, and the Underwriters will not be, subject to any preemptive or similar rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's certificate of incorporation, bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as dis-closed in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

     (i) All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of preemptive or similar rights to subscribe for or to purchase any shares of such capital stock and, except as disclosed in the Prospectus or Schedule II hereto, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title whatsoever (except for restrictions imposed by state insurance laws on the transfer of shares of subsidiaries engaged in the insurance business). Except as disclosed on Schedule II hereto, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock or other equity interest in any of the Company's subsidiaries in which the Company owns 50% or more of the equity of such subsidiary.

     (j) The Notes and the Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus; the Notes have been duly authorized and, when issued, authenticated as specified in the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and free and clear of all liens and restrictions on transfer and will constitute valid binding obligations of the Company enforceable in accordance with their terms; the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act, and the rules and regulations of the Commission thereunder; and upon effectiveness of the Registration Statement, will be duly qualified under the Trust Indenture Act; the Shares issuable upon conversion of the Notes have been duly authorized and, when issued and delivered upon conversion of the Notes in accordance with the Indenture, will be validly issued, fully paid and non-assessable and free and clear of all liens and restrictions on transfer

(provided, however, that the Company may have to amend its Articles of Incorporation to authorize additional shares of Common Stock in the event that, as a result of the anti-dilutive provisions in the Indenture, a greater number of shares of Common Stock are issuable upon conversion of the Notes); the Shares initially issuable upon conversion of the Notes are eligible for trading on the New York Stock Exchange; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Notes or for the Shares issuable upon conversion of the Notes.

     (k) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K for the Company's most recent fiscal year or as set forth on
Schedule II hereto.

     (l) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which could reasonably be expected to result in a material adverse change in the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

     (m) The Company and its subsidiaries have filed all necessary federal, state, local and foreign income, franchise and sales tax returns and have paid all taxes shown thereon as due, and the Company has no knowledge of any tax deficiency which has been asserted against the Company or any of its subsidiaries which would materially and adversely affect the business or properties of the Company and its subsidiaries, taken as a whole. To the Company's knowledge, tax liabilities in the aggregate are adequately provided for on the consolidated books of the Company. The Company has not received notice of any material proposed additional tax assessments against it or any of its subsidiaries.

     (n) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes or the Company's Common Stock to facilitate the sale or resale of the Notes.

     (o) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations for the periods specified; and the policy reserves shown thereon are, to the best of the Company's knowledge, adequate to meet policy liabilities in the ordinary course of business and properly stated in all material respects; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The statutory financial statements of each of the Subsidiaries engaged in the insurance business, from which certain financial information and certain ratios and other statistical data contained in the Registration Statement have been derived, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners and the Insurance Department of the respective states of domicile of such Subsidiaries, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as may be set forth therein.

     (p) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Notes contemplated hereby.

     (q) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

     (r) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

     (s) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (t) The certificates of authority issued by the Insurance Division of the respective domiciliary state of each of the Company's subsidiaries engaged in the insurance business are in full force and effect, and no proceedings to revoke any of the certificates are pending or, to the best knowledge of the Company, threatened. Each of the Company's subsidiaries engaged in the insurance business holds such licenses, certificates, permits and other required authorizations from insurance regulatory or other governmental authorities as are adequate to conduct the business of the Company and its subsidiaries as described in the Prospectus and necessary for qualification as an insurer or insurance agent/broker, as the case may be, in each jurisdiction in which the conduct of its business requires such qualification; and all licenses, certificates, permits and other required authorizations are in full force and effect, and no proceedings to revoke any of them are pending or, to the best knowledge of the Company, threatened except where the failure to be in full force or effect, singly or in the aggregate, do not or will not have a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole.

     (u) Neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation (including, without limitation, federal, state and local rules and regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials (collectively, "Environmental Laws")) or court decree or order to which it or any of its property is subject, except for such violations which (individually or in the aggregate) do not or will not have a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has obtained any permits, consents and authorizations required to be obtained by it under applicable laws, rules, ordinances or regulations including, without limitation, Environmental Laws and any such permits, consents and authorizations remain in full force and effect, except as to any of the foregoing the absence of which (individually or in the aggregate) will not have a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole. There is no pending or, to the Company's or any of its subsidiaries' knowledge, threatened, action or proceeding against the Company or any of its subsidiaries alleging violations of any applicable laws, rules, ordinances or regulations including, without limitation, any Environmental Laws, other than any such actions or proceedings which, individually or in the aggregate, if adversely determined, is not reasonably likely to have a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole.

     (v) The reinsurance treaties currently in effect between any subsidiary of the Company, or "pool" of insurers in which a subsidiary participates, if any, and reinsurers are accurately summarized in the Prospectus under the caption "Business--Reinsurance." Neither any such pool, if any, nor any of the Company's subsidiaries is in violation of or in default in any material respect under any term or provision of any such treaty and, to the best knowledge of the Company, no other party to any such treaty is in default or breach thereof in any material respect.

     (w) Schedule III hereto constitutes a complete list of every jurisdiction in which the Company and Pioneer Life Insurance Company, Design Benefit Plans, Inc., National Group Life Insurance Company., Continental Life & Accident Company, Connecticut National Life Insurance Company, National Benefit Plans, Inc. and Administrators Service Corporation (collectively, the "Designated Subsidiaries") are registered to do business as a foreign corporation. The Company and the Designated Subsidiaries are not required to be qualified in any other jurisdiction except when the failure to be so qualified would not have a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole.

     (x) No default or event of default with respect to any Senior Indebtedness (as such term is defined in the Indenture) entitling the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and each of the Company and its subsidiaries has duly performed or observed all material obligations, agreements, covenants or conditions contained in any contract, indenture, mortgage, agreement or instrument relating to any Senior Indebtedness.

     (y) The Company and its subsidiaries maintain a system of internal accounting controls suffi-cient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (z) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including but not limited to, general liability insurance and insurance covering real and personal property owned or leased by the Company or any of its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (aa) Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof

     (bb) The Company has complied with (or is exempt from) all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issues doing business with the Government of Cuba or with any affiliate located in Cuba.

     (cc) Except pursuant to this Agreement, neither the Company nor any of its subsidiaries has incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     2.  Purchase, Sale and Delivery of the Notes.

     (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, Initial Notes in the respective principal amounts set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price equal to _____% of the principal amount thereof, plus accrued interest from ________ __, 1996 (plus any additional principal amount which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof).

     (b) Payment of the purchase price for the Initial Notes shall be made at the office of McDermott, Will & Emery in Chicago, Illinois, and delivery of the certificates for the Initial Notes shall be made at the office of Bear, Stearns & Co. Inc., New York, New York, 10167 or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Notes), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer or certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to you for the respective accounts of the Underwriters of certificates for the Notes to be purchased by them. Certificates for the Notes shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

     (c) In addition, the Company hereby grants to the Underwriters the option to purchase all or a portion of the Additional Notes at the same purchase price per Note to be paid by the Underwriters to the Company for the Initial Notes as set forth in this Section 2 plus accrued interest from _______________ to the applicable Additional Closing Date, for the sole purpose of covering over-allotments in the sale of Initial Notes by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate principal amount of Additional Notes as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Notes are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Notes shall be registered in such name or names and in such authorized denominations as you may request in writing at least one full business day prior to the Additional Closing Date.
The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

     The principal amount of Additional Notes to be sold to each Underwriter shall be the principal amount which bears the same ratio to the aggregate principal amount of Additional Notes being purchased as the principal amount of Initial Notes set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to $65,000,000, subject, however, to such adjustments as you in your sole discretion shall make so that the aggregate principal amount of Additional Notes to be purchased by each Underwriter shall be in integrals of $1,000.

     Payment for the Additional Notes shall be made by wire transfer or certified or official bank check or checks, in New York Clearing House or similar next day funds, payable to the order of the Company at the offices of McDermott, Will & Emery, Chicago, Illinois, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Notes to the Underwriters.

     3. Offering. Upon your authorization of the release of the Initial Notes, the Underwriters propose to offer the Notes for sale to the public upon the terms set forth in the Prospectus.

     4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

     (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

     The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission or the "blue sky" or insurance securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which you shall reasonably object in writing after being timely furnished in advance a copy thereof; provided, however, that such objection shall not prevent the filing of any such amendment or supplement or document under the Act or the Exchange Act which, in the written opinion of outside counsel for the Company, is required to be filed pursuant to the Act, the Exchange Act or the Regulations.

     (b) If at any time when a prospectus relating to the Notes is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (except as set forth above in paragraph (a) of this Section 4) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effec-tive as soon as possible for as long as any Underwriter is required to deliver a prospectus in connection with sales of the Notes.

     (c) The Company will promptly deliver to you three signed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto (if requested by you), and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, without exhibits, as you may reasonably request for as long as any Underwriter is required to deliver a prospectus in connection with sales of the Notes.

     (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Notes for offering and sale under the "blue sky" or insurance securities laws relating to the offering or sale of the Notes of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

     (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

     (f) During the period of 120 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly ("Transfer"), any

Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock or any rights to acquire Common Stock), and the Company will obtain the undertaking of each of its executive officers and directors not to engage in any of the aforementioned transactions on their own behalf, other than (i) the Company's sale of Notes hereunder; (ii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options or upon the conversion of the outstanding $2.125 Preferred Stock or of the 8% Debentures; (iii) under the Company's stock option, stock purchase plans or other employee incentive plans existing on the date hereof; or (iv) the Transfer of Common Stock (or securities convertible into or exchangeable for Common Stock or any rights to acquire Common Stock) not in excess of 10% of such officer's or director's holdings in Common Stock (or any securities convertible into or exchangeable or exercisable for Common Stock or any rights to acquire Common Stock).

     (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its shareholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

     (h) The Company will apply the proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Prospectus.

     (i) The Company will use its best efforts to cause the Notes to be listed on the New York Stock Exchange ("NYSE") and for so long as any of the Notes are outstanding and the Company is subject to the reporting requirements of the Exchange Act, use its best efforts to maintain the NYSE listing of the Common Stock and for so long as any of the Notes are outstanding use its best efforts to maintain the NYSE listing of the Notes.

     (j) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods re-quired by the Exchange Act and the rules and regulations thereunder.

     (k) So long as any of the Notes remain outstanding, the Company agrees to keep reserved such number of shares of its Common Stock as are necessary to permit the conversion of all of the Notes at the conversion price in effect from time to time; and in connection therewith, the Company agrees to take any and all such legal and other action necessary to permit the conversion of all the Notes at any time including, if required by law, the filing and maintaining effective of any registration statement with the Commission or under any state "blue sky" or insurance securities laws, except that in no event shall the Company be obligated in connection therewith to execute a general consent to service of process.

     (l) Until the Closing Date, neither the Company nor any of the subsidiaries shall, without your prior written consent (which shall not be unreasonably withheld), issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company, any of the subsidiaries, their respective activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations, unless in the written opinion of legal counsel to the Company such press release is required to comply with applicable law.

     5. Payment of Expense. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents and all other documents related to the public offering of the Notes (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Notes under state or foreign securities or Blue Sky laws and insurance securities laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters (which fees of counsel shall not exceed $20,000) and such counsel's disbursements in relation thereto, (iv) listing the Notes and the Shares on the NYSE, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Notes, (vii) the cost and charges of any trustee, transfer agent or registrar and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder and not otherwise specifically provided for in this Section. It is understood, however, that the Underwriters will pay all travel expenses incurred by the Underwriters in connection with the consummation of the transactions contemplated by this Agreement and all expenses incurred by the Underwriters in marketing the Notes.

     6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Initial Notes and the Additional Notes, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Initial Notes and any Additional Closing Date, if different, for the Additional Notes), to the absence from any certificates, opinions, written statements or letters furnished to you or to Skadden, Arps, Slate, Meagher & Flom ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

     (a) The Registration Statement (including the Statement of Eligibility and Qualification of the Trustee on Form T-1 (the "T-1") shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule

434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement (including the T-1) or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

     (b) At the Closing Date you shall have received the opinion of McDermott, Will & Emery, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) Each of the Company and its Designated Subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Designated Subsidiaries is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction listed on Schedule III hereto. Each of the Company and its Designated Subsidiaries has full corporate power and authority to conduct its business in the manner described in the Prospectus (with such exceptions as are in the aggregate not material to the business or financial condition of the Company and its subsidiaries taken as a whole).

               (ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus in the column entitled "Actual" under the caption "Capitalization." All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights (whether created by statute or by the Company's certificate of incorporation or bylaws or, to the knowledge of such counsel, based on a certificate from officers of the Company, any agreement or other instrument to which the Company is a party or by which the Company is bound). The Common Stock, Shares and the Notes conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions "Description of Capital Stock" and "Description of the Notes.

               (iii) The Common Stock currently outstanding is listed, and the Notes to be sold under this Agreement to the Underwriters are duly authorized for listing, on the NYSE.

               (iv) To the knowledge of such counsel (based on a certificate from officers of the Company) and except as disclosed in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Notes contemplated hereby.

               (v) This Agreement has been duly and validly authorized, executed and delivered by the Company.

               (vi) The Company has all requisite corporate power and authority to execute, deliver and perform the Indenture, and all necessary corporate proceedings of the Company have been taken to authorize the execution, delivery and performance of the Indenture; the Indenture has been duly authorized, executed and delivered by the Company, has been qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity); the issuance and sale of the Notes have been duly authorized by requisite corporate action on the part of the Company and, when executed and authenticated in accor-dance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture (except as such benefits may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity); the Shares issuable upon conversion of the Notes have been duly authorized and Shares have been reserved for issuance upon conversion of the Notes issued on the Closing Date, and, when issued and delivered upon conversion of the Notes in accordance with the Indenture, the Shares will be validly issued, fully paid and nonassessable (provided, however, that the Company may have to amend its Articles of Incorporation to authorize additional shares of Common Stock in the event that, as a result of the anti-dilutive provisions in the Indenture, a greater number of shares of Common Stock are issuable upon conversion of the Notes); no holder of any outstanding shares of the Company's capital stock has any preemptive rights (whether created by statute or by the Company's certificate of incorporation or bylaws or, to the knowledge of such counsel based on a certificate from officers of the Company, any agreement or other instrument to which the Company is party or by which the Company is bound) to subscribe for or purchase the Notes or the Shares issuable upon the conversion thereof; and the certificates representing the Notes and the Shares are in the form prescribed by the Indenture and the requirements of the NYSE.

               (vii) To the best of such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the

     Registration Statement and the Prospectus which has not been properly disclosed therein.

               (viii) The execution, delivery, and performance of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby including the sale of and issuance of the Notes or issuance of the Shares upon conversion of the Notes by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement or instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company, or, to the best knowledge of such counsel, any statute, rule or regulation of any Illinois, New York or United States public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Illinois, New York or United States court or any Illinois, New York or United States public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement and the Indenture or the consummation of the transactions contemplated hereby or thereby, except for (1) such as may be required under state securities or Blue Sky laws or insurance securities laws in connection with the purchase and distribution of the Notes by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act, the Exchange Act and the Trust Indenture Act. To the best knowledge of such counsel, no consent of any party to any contract or agreement filed as an exhibit to, or incorporated by reference in, the Registration Statement, or under the provisions of any outstanding series of the Company's preferred stock, is required for the execution, delivery, or performance of this Agreement or the Indenture.

               (ix) To the best knowledge of such counsel, any contract, agreement, instrument, lease, policy, reinsurance treaty or license required to be described in the Registration Statement or the Prospectus has been properly described in all material respect therein. To the best knowledge of such counsel, any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

               (x) Insofar as statements in the Prospectus purport to summarize the provisions of laws, rules, regulations, contracts, agreements, instruments, or licenses, to the best knowledge of such counsel, such statements constitute accurate summaries in all material respects.

               (xi) The Company and each of its subsidiaries are, and upon sale of the Notes will be, exempt from registration under the Investment Company Act of 1940.

               (xii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto appeared on their face to be appropriately responsive in all material respects with the requirements of the Act and the Trust Indenture Act and the respective rules and regulations, except that such counsel does not express any opinion as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom, the exhibits to the Registration Statement (except to the extent set forth in paragraph
     (ix)), and
     such counsel does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except to the extent set forth below or in paragraphs (ii),
     (vii), (ix) or (x) of this opinion. The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto when they became effective or were filed with the Commission, as the case may be, appeared on their face to be appropriately responsive in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, except that such counsel does not express any opinion as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom, the exhibits to the Registration Statement (except to the extent set forth in paragraph (ix)), and such counsel does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except to the extent set forth below or in paragraphs (ii), (vii), (ix) or (x) of this opinion, and no facts have come to such counsel's attention to lead such counsel to believe that any of such documents, when such documents became effective or were so filed or, if amended, on the date of such amendment, as they case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

               (xiii) Such counsel has been advised that the Registration Statement is effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

               (xiv) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed. Although such counsel shall not be required to pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to extent set forth in paragraphs (ii), (vii), (ix) or (x) of this opinion) and shall not be required to make an independent check or verification thereof, no facts have come to such counsel's attention to lead such counsel to believe that as of its Effective Date, the Registration Statement (including all information deemed to be part of such registration statement as of the Effective Time pursuant to Rule 430(A)(b) under the Act), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as of its date and as of the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion or belief as to the financial statements, schedules and other financial data included or excluded from the Registration

     Statement or the Prospectus or the exhibits to the Registration Statement (except to the extent set forth in paragraph (ix) of this opinion).

In rendering such opinion, such counsel (A) shall only be required to opine with respect to the laws of the States of Illinois and New York, the General Corporation Law of Delaware and the laws of the United States; and (B) may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.


          (c) At the Closing Date you shall have received the opinion of A. Clark Waid III, Secretary and Counsel of the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) The Company and each of its subsidiaries has full corporate power and authority has received all consents, authorizations, approvals, orders, licenses, permits and certificates of and from, and has made all declarations and filings with, all federal, state or local regulatory agencies or bodies, including insurance regulatory authorities, and other governmental authorities and all courts and other tribunals, necessary to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus (with such exceptions as in the aggregate will not have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or assets of the Company and its subsidiaries taken as a whole). Each of the Company and, to the extent required, its subsidiaries is duly qualified to conduct its business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing does not have a material adverse effect on the condition (financial or other), results of operations, business, properties, or assets of the Company and its subsidiaries taken as a whole.

               (ii) To such counsel's knowledge, neither the Company nor any subsidiary is in breach of, or default under any term or provision of any material certificate, authorization, license, franchise or permit.

               (iii) To the best knowledge of such counsel, neither the Company nor any subsidiary of the Company is in violation or breach of, or default (disregarding any grace or notice provision) with respect to, any provision of any contract, policy, reinsurance treaty, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any of its subsidiaries is a party, which violation, breach or default is reasonably likely to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or assets of the Company and its subsidiaries taken as a whole.

               (iv) The Company is not in violation or breach of, or in default with respect to, any term of its articles of incorporation or bylaws.

               (v) To the best of such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the

     Company or any of its subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

               (vi) All of the issued and outstanding capital stock of each subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of any insurance regulatory provision or any preemptive rights and, except as described in
     Schedule II hereto, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction or transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

               (vii) The execution, delivery, and performance of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby including the sale of and issuance of the Notes or issuance of the Shares upon conversion of Notes by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or event which with notice of lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any material agreement, instrument, lease, license, policy, reinsurance treaty, arrangement or understanding to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate or articles of incorporation or by-laws of the Company or any of its subsidiaries, or any judgment, decree, order, statute, rule or regulation of any court or governmental agency or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. To the best knowledge of such counsel, no con-sent of any party to any material contract, agreement, instrument, lease, license, policy, reinsurance treaty, arrangement, or understanding to which the Company or any subsidiary is a party or to which any of their respective properties or assets are subject is required for the execution, delivery, or performance of this Agreement or the Indenture.

               (viii) Insofar as statements in the Prospectus purport to summarize the status of litigation, to the best knowledge of such counsel, such statements constitute accurate summaries in all material respects.

In rendering such opinion, such counsel shall only be required to opine with respect to the laws of the State of Illinois and the General Corporation Law of Delaware and the laws of the United States.

          (d) All proceedings taken in connection with the sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Notes, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

          (f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations; (ii) stating that, in their opinion, the financial statements and schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, and its subsidiaries, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 31, 1995, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 1995 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to December 31, 1995 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net consolidated assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (B) that during the period from December 31, 1995 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

          (g) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (h) You shall have received from each person who is a director or officer of the Company an agreement to the effect that such person will not Transfer (or announce any Transfer of) any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or any rights to acquire Common Stock in excess of 10% of such officer's or director's holdings in the Common Stock or any securities convertible into or exchangeable or exercisable (currently or in the future) for Common Stock or any rights to acquire Common Stock as of the date of the Prospectus for a period of 120 days after the date of the Prospectus.

          (i) Evidence satisfactory to the Underwriters that Duff & Phelps Credit Rating Company has assigned to the Notes a rating of [__] or better.

               (j) At the Closing Date, the Notes shall have been approved for listing on the NYSE.

          (k) No amendment to the Registration Statement or any amendment or supplement to the Prospectus or document under the Exchange Act shall have been filed by the Company to which the Underwriters shall reasonably object in writing.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Notes may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

          7. Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Notes, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided further, that the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any controlling person of such Underwriter, if a copy of the Prospectus (including any amendment or supplement thereto) was not sent or given by on or behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (including any amendment or supplement thereto) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure to deliver a copy of the Prospectus was a result of the failure of the Company to provide a sufficient number of copies of such prospectus in a timely manner. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of
the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Notes, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the seven (7) paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Notes as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

          8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnifica-tion provision (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

          9. Default by an Underwriter.

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Initial Notes or Additional Notes hereunder, and if the Initial Notes or Additional Notes with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the principal amount of Initial Notes or Additional Notes, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the principal amount of Initial Notes set forth opposite their respective names in Schedule I hereto bear to the aggregate principal amount of Initial Notes set forth opposite the names of the non-defaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the principal amount of the Initial Notes or Additional Notes, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Initial Notes or Additional Notes, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Initial Notes or Additional Notes, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Notes, the obligations of the Underwriters to purchase and of the Company to sell the Additional Notes shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7 and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) In the event that the Initial Notes or Additional Notes to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Initial Notes and Additional Notes.

          10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

          11. Effective Date of Agreement; Termination.

              (a) This Agreement shall become effective, upon the later of when
(i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

              (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Notes at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Initial Notes or the Additional Notes, as the case may be, shall have become effective; or (D) if any downgrading in the rating of the Company's debt securities or preferred stock by any "nationally recognized statistical rating-organization" (as defined for purposes of Rule 436(g) under the Act; or (E) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in
(i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Initial Notes or the Additional Notes, as the case may be, on the terms contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

          12. Notice. All communications hereunder,except as may be otherwise specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention:_____________; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 1750 East Golf Road, Schaumburg, IL 60173, Attention: President, with a copy to General Counsel.

          13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from any of the Underwriters.

          14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                         Very truly yours,

                         PIONEER FINANCIAL SERVICES, INC.


                         By ____________________________


Accepted as of the date
first above written

BEAR, STEARNS & CO. INC.
EVEREN SECURITIES, INC.
OPPENHEIMER & CO., INC.


By ____________________


On behalf of themselves
and the other Underwriters
named in Schedule I hereto.

                                  SCHEDULE I



                                           Principal Amount of
                                           Initial Notes to be
           Name of Underwriter             Purchased
           --------------------------      --------------------

           Bear, Stearns & Co. Inc...
           EVEREN Securities, Inc....
           Oppenheimer & Co., Inc....












                         Total ....... $        ==========
